SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio		44720
(Address of Principal Executive Offices)		(Zip Code)

(234) 262-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Timken Company, an Ohio corporation (the “Company”), filed a Current Report on Form 8-K on September 9, 2014 announcing certain restructuring actions in its aerospace business (the “Original 8-K”). In the Original 8-K, non-cash charges relating to (a) goodwill and (b) inventory and fixed asset impairments were inadvertently listed as approximately $25 million and $75 million, respectively. This Current Report on Form 8-K/A is being filed to correct this error. The third paragraph under Item 2.05 of the Original 8-K should be replaced in its entirety with the paragraph below.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the restructuring actions, the Company expects to incur total pre-tax charges of approximately $110 million to $130 million consisting of: (i) non-cash charges of $110 million to $120 million that will be recorded in the third quarter, which primarily relate to an impairment of goodwill of approximately $75 million and inventory and fixed asset impairments totaling approximately $25 million; and (ii) cash charges that are expected to be less than $10 million, primarily consisting of severance costs that will be recorded as incurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Executive Vice President, General Counsel and Secretary

Date: September 9, 2014

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